                                 EXHIBIT 11.1

                                                                 EXHIBIT 11.1


                   ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                   COMPUTATION OF INCOME PER COMMON SHARE

                                                   Six-month periods ended
                                                   -----------------------
                                                          August 31,
                                                    1995              1994
                                                    ----              ----
PRIMARY INCOME PER SHARE

   Net income                                    $  647,655      $  544,776
   Dividend requirements
    on preferred stock                                -             ( 7,305)
                                                 ----------      ----------
   Net income allocable to common and
    common equivalent shares                     $  647,655      $  537,471
                                                 ==========      ==========
   Weighted average number of
     common shares outstanding                    2,639,011       2,404,912
   Net effect of dilutive stock options
     and warrants based on the Treasury
     Stock Method using average market
     price                                          103,243          95,751
                                                 ----------      ----------
   Weighted average number of common
     and common equivalent shares
     outstanding                                  2,742,254       2,500,663
                                                 ==========      ==========
Primary income per common
   and common equivalent share                   $      .24      $      .22
                                                 ==========      ==========

FULLY DILUTED INCOME PER SHARE

  Net income                                     $  647,655      $  544,776
   Less dividend requirements on
     preferred stock                                  -           (   7,305)
   Add interest expense and loan costs
     amortized on convertible debt                    -              12,339
                                                 ----------      ----------
   Net income allocable to common and
    equivalent shares                            $  647,655      $  549,810
                                                 ==========      ==========
   Weighted average number of common
     shares outstanding                           2,639,011       2,404,912
   Assuming conversion of
     convertible debt                                 -             213,838
   Net effect of dilutive stock options
     based on the Treasury Stock Method
     using the greater of the average
     or ending market price                         108,193          95,941
                                                 ----------      ----------
     Weighted average number of common
      shares outstanding as adjusted              2,747,204       2,714,691
                                                 ==========      ==========
   Income per common and common
    equivalent share assuming
    full dilution                                $      .24      $      .20
                                                 ==========      ==========


                                                              EXHIBIT 11.1


                   ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                   COMPUTATION OF INCOME PER COMMON SHARE

                                                   Three-month periods ended
                                                   -------------------------
                                                          August 31,
                                                    1995              1994
                                                    ----              ----
PRIMARY INCOME PER SHARE

   Net income                                    $  379,984      $  377,003
   Dividend requirements
    on preferred stock                                -             ( 3,653)
                                                 ----------      ----------
   Net income allocable to common and
    common equivalent shares                     $  379,984      $  373,350
                                                 ==========      ==========
   Weighted average number of
     common shares outstanding                    2,650,716       2,622,508
   Net effect of dilutive stock options
     and warrants based on the Treasury
     Stock Method using average market
     price                                          109,054          93,904
                                                 ----------      ----------
   Weighted average number of common
     and common equivalent shares
     outstanding                                  2,759,770       2,716,412
                                                 ==========      ==========
Primary income per common
   and common equivalent share                   $      .14      $      .14
                                                 ==========      ==========

FULLY DILUTED INCOME PER SHARE

  Net income                                     $  379,984      $  377,003
   Less dividend requirements on
     preferred stock                                  -           (   3,653)
   Add interest expense and loan costs
     amortized on convertible debt                    -               -
                                                 ----------      ----------
   Net income allocable to common and
    equivalent shares                            $  379,984      $  373,350
                                                 ==========      ==========
   Weighted average number of common
     shares outstanding                           2,650,716       2,622,508
   Assuming conversion of
     convertible debt                                 -               -
   Net effect of dilutive stock options
     based on the Treasury Stock Method
     using the greater of the average
     or ending market price                         109,978          93,904
                                                 ----------      ----------
     Weighted average number of common
      shares outstanding as adjusted              2,760,694       2,716,412
                                                 ==========      ==========
   Income per common and common
    equivalent share assuming
    full dilution                                $      .14      $      .14
                                                 ==========      ==========